UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2010

SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                      Material Modification to Rights of Security Holders.

        On November 3, 2010, the Board of Directors approved an amendment to Sprint Nextel Corporation's (the "Company") bylaws prescribing how shareholders can approve actions without a meeting by written consent.  This description is a summary of the amendment to the bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws (with amendments marked) filed herewith as Exhibit 3.1 and incorporated herein by reference.  A clean copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.2.

        The amendment follows approval at Sprint's May 2010 Annual Meeting of a shareholder proposal requesting this action to the fullest extent permitted under Kansas law.  Approximately 67 percent of shares voted at the Annual Meeting were cast in favor of the proposal.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Please see the disclosure set forth under Item 3.03 regarding the amendment to the Company’s bylaws, which is incorporated by reference into this Item 5.03.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Description
3.1	Amended and Restated Bylaws (with amendments marked)
3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: November 4, 2010		/s/ Timothy O’Grady
	By:	Timothy O’Grady
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws (with amendments marked)
3.2	Amended and Restated Bylaws